Exhibit 99.3

ATHENS FEDERAL COMMUNITY BANK	REVOCABLE PROXY

Signature:	Date:

Signature:	Date:

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.
IMPORTANT: Please Detach, Sign and Return ALL proxies from ALL packets received in the enclosed postage paid envelope.
FAILURE TO VOTE HAS THE SAME EFFECT AS A VOTE AGAINST THE PLAN

ATHENS BANCSHARES
CORPORATION LOGO

SEND OVERNIGHT PACKAGES TO:
Attn: Stock Information Center

(1) Number of Shares	Price Per Share x $10.00 =	(2) Total Amount Due $ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 30,000 ($300,000). See instructions on Reverse Side

(3a) Method of Payment- Check or Money Order Enclosed is a personal check, bank check or money order made payable to Athens Bancshares Corporation	$ .00
ORDER DEADLINE: The Subscription Offering ends at                     , Eastern time, on [subscription deadline]. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form by the deadline or it will be considered void. Faxes or copies of this form will not be accepted. Athens Bancshares Corporation reserves the right to accept or reject improper order forms.

(3b) Method of Payment- Deposit Account Withdrawal

Account Type          Athens Federal Community Bank Deposit Account Number(s)          Withdrawal Amount(s)

Savings	☐
CD	☐		$.00

Savings	☐
CD	☐		$.00

Savings	☐
CD	☐		$.00

		Total Withdrawal	$.00

(5) Check if you (or a household family member) are a:
     ☐ Director or Officer of Athens Federal Community Bank or Athens Bancshares Corporation
     ☐ Employee of Athens Federal Community Bank or Athens Bancshares Corporation
(4) Purchaser Information (check one)

a.	☐
Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Athens Federal Community Bank as of March 31, 2008. Enter information in Section 9 for all deposit accounts that you had at Athens Federal Community Bank on March 31, 2008.

b.	☐
Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Athens Federal Community Bank as of September 30, 2009, but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at Athens Federal Community Bank as of September 30, 2009.

c.	☐
Other Members - Check here if you were a depositor of Athens Federal Community Bank as of [Date], who were not able to subscribe for shares under the Eligible or Supplemental Account Holders Categories, or if you are a borrower of Athens Federal Community Bank as of May 1, 1999 whose borrowings still exist as of the close of business on [VRDate].

d.	☐
Local Community – People or trusts for the benefit of people who are residents of Blount, Bradley, Hamilton, Knox, Loudon, McMinn, Meigs, Monroe or Polk Counties in Tennessee will receive preference in a community offering.

e.	☐	General Public

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Section 1 of the Stock Order Form Instructions on the reverse side.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Shares Ordered

(8) Stock Registration - Please Print Legibly and Fill Out Completely: (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)

☐ Individual	☐ Individual Retirement Account	☐ Corporation
☐ Joint Tenants	☐ Uniform Transfer to Minors Act	☐ Partnership
☐ Tenants in Common	☐ Uniform Gift to Minors Act	☐ Trust - Under Agreement Dated

Name	SS# or Tax ID
Name	SS# or Tax ID
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with Athens Federal Community Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTION GUIDE ON THE REVERSE SIDE OF THE ORDER FORM FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering.

NAMES ON ACCOUNTS	ACCOUNT NUMBER

FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

(10) Acknowledgment and Signature: I understand that this Order Form, with full payment and properly executed, must be received by Athens Bancshares Corporation no later than           , Eastern time, on [subscription deadline]. Otherwise, this Order Form will be voidable. I agree that after receipt by Athens Bancshares Corporation, this Order Form may not be modified or cancelled without Athens Bancshares Corporation’s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal by me. Federal Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Under penalty of perjury, I certify that (1) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, (2) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT, IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY Athens Bancshares Corporation, Athens Federal Community BANK, OR BY THE FEDERAL GOVERNMENT. If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision’s Consumer Response Center at (800) 842-6929. I further certify that, before purchasing the common stock of Athens Bancshares Corporation. I received the Prospectus dated ______ 2009. The Prospectus that I received, dated ______, 2009 contains disclosure concerning the nature of the common stock being offered by Athens Bancshares Corporation and describes, in the Risk Factors section of the Prospectus, the risks involved in the investment in this common stock, including, but not limited to, the following:

RISKS RELATED TO OUR BUSINESS	RISKS RELATED TO THE OFFERING

[Insert final risk factors]	[Insert final risk factors]
YOUR ORDER IS NOT VALID UNLESS SIGNED
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE
Signature (title, if applicable)                                     Date                     Signature (title, if applicable)                                     Date

For Internet Use Only
REC’D _____ / ______ CHECK# $ CHECK# $ BATCH # ORDER # CATEGORY _____

ATHENS FEDERAL COMMUNITY BANK	REVOCABLE PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF ATHENS FEDERAL COMMUNITY BANK FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON                      ___, 2009, AND ANY ADJOURNMENTS OF THAT MEETING, FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION.
The undersigned, being a member of Athens Federal Community Bank, hereby authorizes the Board of Directors of Athens Federal Community Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Athens Federal Community Bank to be held at                                         , on                      ___, 2009 at                     , Eastern time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth below:
1	The approval of the plan of conversion pursuant to which Athens Federal Community Bank will convert from the mutual to the stock form of organization, with the concurrent issuance and sale of all of Athens Federal Community Bank’s outstanding capital stock to Athens Bancshares Corporation, a Tennessee corporation. As part of the voting on the plan of conversion, members will be approving to proposed federal stock charter and bylaws for Athens Federal Community Bank, which are exhibits to the Plan of Conversion. Pursuant to the plan of conversion, Athens Bancshares Corporation will offer 100% of its outstanding common stock to certain depositors and eligible borrowers of Athens Federal Community Bank and, if necessary to complete the offering, to the general public. After the conversion, Athens Bancshares Corporation, which currently has no assets, will owns all of Athens Federal Community Bank’s capital stock and will direct, plan and coordinate Athens Federal Community Bank’s business activities.

☐ FOR	☐ AGAINST
2	The establishment of the Athens Federal Foundation, a Delaware non-stock corporation, dedicated to the promotion of charitable purposes within Athens Federal Community Bank’s market area, and the contribution to the Athens Federal Foundation of 100,000 shares of authorized but unissued Athens Bancshares Corporation common stock and $100,000 in cash concurrently with the completion of the conversion of Athens Federal Community Bank into the stock form of organization

☐ FOR	☐ AGAINST
Athens Bancshares Corporation
Order Form Instructions
Item 1 and 2 — Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 30,000 shares (30,000 shares x $10.00 per share = $300,000). No person, together with “associates”, as defined in the prospectus, and persons “acting in concert”, as defined in the prospectus, may purchase more than 50,000 shares (50,000 shares x $10.00 per share = $500,000) of the common stock offered in the stock offering. For additional information, see “The Conversion and Stock Offering — Limitations on Purchases of Shares” in the prospectus.
Item 3a — Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at our Athens Federal Community Bank branches) or by check, bank draft or money order payable to Athens Bancshares Corporation DO NOT MAIL CASH. Your funds will earn interest at Athens Federal Community Bank’s passbook savings rate until the stock offering is completed.
Item 3b — To pay by withdrawal from a deposit account or certificate of deposit at Athens Federal Community Bank insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Athens Federal Community Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.
Item 4 — Please check the appropriate box to tell us the earliest of the three dates that apply to you, or the local community or general public boxes if you were not a depositor on any of the key dates.
Item 5 — Please check one of these boxes if you are a director, officer or employee of Athens Federal Community Bank or Athens Bancshares Corporation, or a member of such person’s household.
Item 6 — Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.
Item 7 — Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated                     , 2009, please see the section entitled “The Conversion and Stock Offering — Limitations on Purchase of Shares” for more information regarding the definition of “associate” and “acting in concert.”
Item 8 — The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Athens Bancshares Corporation common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-___. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.
Individual — The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.
Joint Tenants — Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.
Tenants in Common — Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.
Individual Retirement Account — Individual Retirement Account (“IRA”) holders may only make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Athens Federal Community Bank. The stock cannot be held in your Athens Federal Community Bank account. Accordingly, you may need to establish a self-directed IRA at an unaffiliated brokerage firm or trust department and transfer a portion or all of the funds in your IRA at Athens Federal Community Bank. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take several days to complete a trustee-to-trustee transfer.

Registration for IRA’s:	On Name Line 1 — list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 — FBO (for benefit of) YOUR NAME [IRA a/c # ].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers.
Uniform Transfers To Minors Act — For residents of Tennessee and most states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act (“UTMA”). For residents of South Carolina and Vermont, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act (“UGMA”) of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA or UGMA:	On Name Line 1 — print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 — FBO (for benefit of) followed by the name of the minor, followed by UTMA-TN
(or your state’s abbreviation) or UGMA-SC (or your state’s abbreviation)
List only the minor’s social security number on the form.
Corporation/Partnership — Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have priority subscription rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify subscription rights and purchase limitations.
Fiduciary/Trust — Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.
Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.
Item 9 — You should list any qualifying accounts that you have or may have had with Athens Federal Community Bank in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.
Item 10 — Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ______, 2009 carefully before making an investment decision.
Should you have any questions, please call our Stock Information Center at (___) __-____, Monday through Friday between __ a.m. and __ p.m., Eastern time, except bank holidays.